Exhibit 10.86a

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (“Amendment”) made and entered into this 28th day of February, 2008, by and between THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and ORE PHARMACEUTICALS INC. (f/k/a Gene Logic Inc.), a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease dated July 30, 2004 (the “Lease") for certain office space, containing approximately 19,093 square feet of rentable area, located on the second (2nd) floor of The Clark Building, 38 Sidney Street, Cambridge, Massachusetts, as more fully set forth in the Lease (the "Original Premises"); and

WHEREAS, the Lease is for a Term of forty-eight (48) months and shall expire on August 31, 2008; and

WHEREAS, Tenant has exercised the extension option as set forth in Section 26 of the Lease; and

WHEREAS, Landlord and Tenant agree to extend the Term of the Lease (the “Extension”), and to otherwise modify the Lease as set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.           In connection with the Extension, Tenant shall perform certain improvements to the Premises, as mutually agreed upon by Landlord and Tenant (the “Improvements”).  Landlord shall provide to Tenant an allowance in connection with the Improvements (“Leasehold Improvements Allowance”) in the amount of One Hundred Ninety Thousand Dollars ($190,000.00).  The Leasehold Improvements Allowance shall be paid and used in accordance with the provisions of the Work Letter, attached as Exhibit A to this first amendment of the Lease.

2.           The Term of the Lease shall be extended for a period of five (5) years, commencing September 1, 2008 and expiring August 31, 2013 (“Extension Term”).

3.           During the Extension Term, Tenant shall pay Annual Base Rent for the Premises, in advance, on the first day of each and every calendar month, in the amounts set for the below:

Year 1	$53.00 per rentable square foot, NNN
Year 2	$54.00 per rentable square foot, NNN
Year 3	$55.00 per rentable square foot, NNN
Year 4	$56.00 per rentable square foot, NNN
Year 5	$57.00 per rentable square foot, NNN

4.           In connection with the Extension and in addition to the Seventy Eight Thousand Seven Hundred Fifty Eight and 63/100 ($78,758.63) security deposit currently held by Landlord, Tenant shall deposit with Landlord an amount equal to Ninety Six Thousand Two Hundred Sixty and 53/100 Dollars ($96,260.53), which sum represents an additional security deposit (“Additional Deposit”) to be held by Landlord in accordance with the provisions of Section 11.12 of the Lease.   The Additional Deposit shall be paid by Tenant within five (5) days of the full execution of this Amendment.

5.           Landlord and Tenant acknowledge that Meredith & Grew and Cushman & Wakefield (collectively, “Acknowledged Broker”) are entitled to a fee for broker’s services rendered in bringing together the parties to this Lease.  Landlord shall be responsible for paying the reasonable fee determined to be due and owing the Acknowledged Broker as a result of this transaction.  Tenant warrants that it has had no dealings with any broker or agent in connection with the Lease, other than the Acknowledged Broker.  In the event Tenant has had any other dealings, Tenant covenants and agrees to pay, and to hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for, any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or negotiation hereof (including, without limitation, the cost of reasonable legal fees in connection therewith).

6.           Except as expressly modified herein, all other terms and conditions of the Lease shall be unamended and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease the day and year first written above:

LANDLORD:

THIRTY-EIGHT SIDNEY STREET limited
partnership

By:	Forest City 38 Sidney Street, Inc., a
Massachusetts corporation

By: /s/ Michael Farley

Date signed: March 4, 2008

TENANT:

ORE PHARMACEUTICALS INC.,
a Delaware corporation

By: /s/ Philip L. Rohrer, Jr., Chief Financial Officer
Date signed: February 28, 2008

COMMONWEALTH OF MASSACHUSSETTS	)
) SS:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Thirty-Eight Sidney Street limited partnership, by Forest City 38 Sidney Street, Inc., a Massachusetts corporation, by Michael Farley, its Vice President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said partnership.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cambridge, Massachusetts, this 4 day of March, 2008.

Notary Public

STATE OF MARYLAND	)
)SS:
MONTGOMERY COUNTY	)

BEFORE ME, a Notary Public in and for said County and STATE, personally appeared the above named ORE PHARMACEUTICALS INC., a Delaware corporation, by Philip L. Rohrer, Jr., its Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Gaithersburg, Maryland, this 28th day of February, 2008.

Notary Public

This Instrument Prepared By:
Rebecca E. Ward, Esq.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, OH  44113-2267
(216) 621-6060